UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2025 (March 27, 2025)

Aclarion, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41358	47-3324725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8181 Arista Place, Suite 100
Broomfield, Colorado	80021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 275-2266

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Trading
Title of each class	Symbol(s)	Name of each exchange on which registered
Common Stock	ACON	Nasdaq Stock Market
Common Stock Warrants	ACONW	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modifications to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 26, 2025, Aclarion, Inc. (the “Company”) filed a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect a reverse stock split of the Company’s common stock at a ratio of one-for-twenty seven (27).

The Certificate of Amendment provides that the reverse stock split became effective as of 5:00 P.M. Eastern Time on March 27, 2025 (the “Effective Time”), at which time every twenty seven (27) shares of the Company’s issued and outstanding common stock were automatically combined into one (1) issued and outstanding share of common stock, without any change in the par value per share. The Certificate of Amendment provides that in the event a stockholder would otherwise be entitled to receive a fraction of a share of common stock, such stockholder shall receive one whole share of common stock in lieu of such fractional share and no fractional shares shall be issued. The Company did not round up fractional shares at the beneficial level and instead rounded any such fractional shares up at the participant level with DTC.

Trading of the Company’s common stock on Nasdaq on a split-adjusted basis commenced at market open on March 28, 2025. The new CUSIP number for the common stock following the reverse stock split is 655187409.

As a result of the reverse stock split, the Company’s issued and outstanding shares of common stock were decreased from approximately 15.72 million pre-split shares to approximately 582,000 post-split shares. The reverse stock split did not change the number of authorized shares of the Company's common stock, which remains at 200 million shares.

The reverse stock split will apply to the Company’s outstanding warrants, stock options and restricted stock units. The number of shares of common stock into which these outstanding securities are convertible or exercisable will be adjusted as a result of the reverse stock split. The exercise prices of any outstanding warrants or stock options will also be adjusted in accordance with the terms of those securities and the Company’s equity incentive plans.

As previously announced, in September 2025, the Company’s board and stockholders approved a reverse stock split proposal at a ratio in the range of one-for-five to one-for-fifty, with the final ratio to be determined by the Company’s board in its discretion without further approval from the Company’s stockholders. In March 2025, the Company’s board subsequently approved the final reverse stock split ratio of one-for-twenty seven.

A copy of the Certificate of Amendment is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item	9.01 Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description

	3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company dated March 26, 2025

	104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACLARION, INC.

March 28, 2025	By:	/s/ John Lorbiecki
	Name:	John Lorbiecki
	Title:	Chief Financial Officer

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